EXHIBIT 99.1

PayMeOn Changes Name to Basanite

and Starts Trading Under Ticker Symbol “BASA”

PayMeOn Changes Name to Basanite

OAKLAND PARK, Florida – December 27, 2018 – Basanite, Inc. (the “Company”) today announced that effective as of December 19, 2018 it changed its name from PayMeOn, Inc. to Basanite, Inc. Additionally, Basanite, Inc. will begin trading on the opening of business on December 27, 2018 under the new stock symbol “BASA” and the Company’s common stock will no longer be available under the “PAYM” symbol as of December 27, 2018.

Neither the name nor the symbol change affect the rights of the Company’s shareholders and the shareholders of the Company are not required to take any action as a result of the name or symbol change.

“Our new name and ticker symbol better reflect the new direction and potential for Basanite,” says David Anderson, the Company’s Chief Executive Officer. “As we continue our transition away from our legacy businesses and focus on our Basalt Fiber Reinforced Polymer products as cost-effective, higher strength alternatives to traditional steel reinforcement, the Company’s management and Board of Directors felt it was important to have the Company’s name reflect this focus.”

Caution Concerning Forward Looking Statements

Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, expectations, beliefs, plans, strategies, opportunities and objectives regarding the business of the Company and its subsidiaries and the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on assumptions with respect to events that have not occurred, that may not occur or that may occur with different consequences and timing than those now anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and are not guarantees of future performance or results, and such factors, risks and uncertainties could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include changes in general economic and business conditions, the inability to successfully develop and implement strategies and plans and develop and market products, changes in consumer and business consumption habits, the inability to fund operations, failure of third parties to perform as planned or agreed, development of alternative products, risks, uncertainties and other factors are discussed in documents filed from time to time by the Company with the Securities and Exchange Commission and other factors over which the Company and its subsidiaries have no control. Such forward-looking statements are made only as of the date of this release, and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any securities. For additional information and potential risk factors, readers should review the Company's filings with the Securities and Exchange Commission, which can be found at www.sec.gov.

Contact: Investor Relations: 855.232.3282